Exhibit 99.1

News Release

STANDARD PACIFIC CORP. REPORTS 2008 FOURTH QUARTER RESULTS

IRVINE, CALIFORNIA, February 13, 2009, Standard Pacific Corp. (NYSE:SPF) today reported the Company’s unaudited 2008 fourth quarter operating results.

2008 Fourth Quarter Financial and Operating Highlights From Continuing and Discontinued Operations:

•	Homebuilding cash of $626 million;

•	Homebuilding debt reduction of $73.8 million during the quarter;

•	Cash flows generated from operating activities of $65.2 million;

•	Homebuilding segment pretax loss from continuing operations of $444.2 million compared to $385.3 million last year;

•	Consolidated net loss per diluted share of $1.65 vs. net loss per diluted share of $6.10 last year;

•	Consolidated net loss of $396.6 million compared to a net loss of $440.9 million last year;

•
$443.6 million of pretax charges related to inventory, joint venture and goodwill impairments and land deposit write-offs coupled with recording an additional $124.9 million net deferred tax asset valuation allowance during the quarter; and

•	Net loss of approximately $148,000, or $0.00 per diluted share, excluding aggregate charges totaling $1.65 per diluted share** related to after-tax impairment and tax valuation allowance charges.

2008 Fourth Quarter Financial and Operating Highlights From Continuing Operations:

•	Homebuilding revenues of $376.4 million vs. $933.6 million last year;

•	New home deliveries of 1,146*, down 47% from 2,150* last year;

•	539* net new home orders, down 46% from 1,002* last year;

•	Cancellation rate of 33%*, down from 37%* in the prior year period and up from 26%* for the 2008 third quarter; and

•	Quarter-end backlog of 642* homes, valued at $193 million compared to 1,279* homes valued at $443 million a year ago.

The net loss for the quarter ended December 31, 2008 was $396.6 million, or $1.65 per diluted share, compared to a net loss of $440.9 million, or $6.10 per diluted share, in the year earlier period.  Homebuilding revenues from continuing operations for the 2008 fourth quarter were $376.4 million versus $933.6 million last year.  The Company’s results for the 2008 fourth quarter included pretax impairment charges of $443.6 million.  The impairment charges consisted of: $350.3 million related to ongoing consolidated real estate inventories; $26.6 million related to land sold or held for sale; $22.7 million related to the Company’s share of joint venture impairment charges; $8.5 million related to land deposit and capitalized preacquisition cost write-offs for abandoned projects; and $35.5 million related to goodwill impairment charges leaving no goodwill remaining on the Company’s balance sheet.  In addition, the 2008 fourth quarter operating results also included a noncash charge related to a net increase in the Company’s deferred tax asset valuation allowance of $124.9 million, or $0.52 per diluted share.  Excluding these charges, the Company generated a loss of approximately $148,000, or $0.00 per diluted share.**

Ken Campbell, CEO of Standard Pacific Corp. said, “The well publicized economic and housing downturn has had a profound impact on the Company’s operating results.  We saw our sales absorption rates, our cancellation rate and general traffic levels deteriorate beyond normal seasonal changes in the fourth quarter.  These trends, combined with an expectation of further new home price declines, led to the high level of impairments during the quarter.”

“On a positive note,” Mr. Campbell continued, “We generated $65 million in cash from operating activities, reduced our homebuilding debt by nearly $74 million, net of $74 million of joint venture and other debt assumed during the fourth quarter, and ended the year with $626 million of cash on our balance sheet.  In addition, the Company continued to make aggressive reductions in its headcount and overhead to better align its cost structure with the realities of today’s housing market.  And while we have made much progress to date in this area, we are vigorously pursuing additional cost cutting initiatives based on our expectation that 2009 will be an extremely challenging year for our Company and the industry.”

Mr. Campbell concluded, “With our year end cash balance of over $600 million, an expected tax refund of over $110 million in early 2009 and our cost reductions to date and in process, we believe we have a strong liquidity position.”

Cash Generation and Debt Reduction Results

Standard Pacific ended the year with more than $626 million of homebuilding cash while repaying the remaining $103.5 million of its 6 ½% senior notes due October 1, 2008, reducing the balance outstanding under the Company’s revolving credit facility during the 2008 fourth quarter by $5 million to $47.5 million, and paying down its Term Loan A by $5 million to $57.5 million. As a result of Standard Pacific’s net operating loss carrybacks for federal income taxes, the Company expects to receive a tax refund of approximately $114 million during the 2009 first quarter.

Inventory Reduction

As a result of the continued focus on inventory reduction initiatives, Standard Pacific’s owned or controlled lot position stood at approximately 24,000 lots (including discontinued operations) at December 31, 2008, a 31% reduction from the year ago level and a 68% decrease from the peak lot count at December 31, 2005.

 Joint Venture Update

The Company unwound two Southern California joint ventures during the 2008 fourth quarter resulting in the assumption of approximately $67.6 million of joint venture debt. The Company also made an $8.7 million loan remargin payment related to one of these Southern California joint ventures during the 2008 fourth quarter prior to the unwind.  The Company’s unconsolidated joint ventures reduced their borrowings by approximately $90 million during the 2008 fourth quarter and by $349 million since the end of 2007.  As of December 31, 2008, the Company's unconsolidated joint ventures had borrowings outstanding of approximately $422 million, of which $248 million was non-recourse debt (two joint ventures) and $174 million of which was subject to loan-to-value maintenance agreements (seven joint ventures) which the Company was either solely or jointly and severally liable.  The Company continues to evaluate its homebuilding joint ventures and may exit additional joint ventures in the future, which may be accomplished by acquiring its partner’s interest, disposing of its interest or other means.

Debt Compliance Update

The bank credit facilities contain a liquidity test requiring the Company to maintain either a minimum ratio of cash flow from operations (excluding cash flows from certain excluded subsidiaries) to consolidated home building interest incurred or a minimum liquidity reserve.  Since we were unable to meet the minimum cash flow coverage ratio at December 31, 2008, we will set aside approximately $120 million in an interest reserve account.  The cash flow coverage ratio was adversely impacted over the past four quarters by the number and magnitude of joint venture unwinds.  In addition, in the near term, the Company expects its interest expense will generally decrease as it continues to reduce its debt levels.

In addition, based on the Company’s leverage at December 31, 2008, pursuant to its public notes, the Company will be limited in its ability to incur additional indebtedness subject to carve outs for additional borrowings of up to $550 million under bank facilities and an unlimited amount for purchase money non-recourse indebtedness.  In addition, the Company will be prohibited from making restricted payments from funds other than those residing in unrestricted subsidiaries.  As of December 31, 2008, the Company had in excess of $500 million of liquidity in those unrestricted subsidiaries to cover its joint venture capital and other restricted payment needs.

Restructuring Charges

The Company’s 2008 fourth quarter results included approximately $16.4 million in restructuring charges related to division consolidations and related headcount and facilities reductions, of which approximately $13.8 million was included in the Company’s selling, general and administrative (“SG&A”) expenses, $1.2 million in cost of sales and $1.4 million in other expense.  The charges were incurred in an effort to better align the Company’s operations and costs with the lower delivery volume levels as a result of weaker economic and housing conditions.  The Company’s 2008 fourth quarter SG&A rate would have been 14.9%** excluding these restructuring charges.  In addition, the Company incurred $3.0 million of G&A related costs in connection with the potential TOUSA acquisition.  Excluding these costs and the restructuring related costs the Company’s SG&A rate would have been 14.2%**.

Homebuilding Operations

	Three Months Ended December 31,			Year Ended December 31,
	2008	2007	% Change	2008	2007	% Change
	(Dollars in thousands)
Homebuilding revenues:
California	$213,433	$602,457	(65%)	$796,737	$1,484,047	(46%)
Southwest (1)	82,990	166,156	(50%)	416,749	793,455	(47%)
Southeast	79,976	164,995	(52%)	322,130	611,331	(47%)
Total homebuilding revenues	$376,399	$933,608	(60%)	$1,535,616	$2,888,833	(47%)

Homebuilding pretax loss:
California	$(232,965)	$(197,338)	18%	$(722,096)	$(524,856)	38%
Southwest (1)	(83,701)	(113,460)	(26%)	(256,162)	(165,685)	55%
Southeast	(124,027)	(73,687)	68%	(221,872)	(150,808)	47%
Corporate	(3,527)	(794)	344%	(34,176)	(5,130)	566%
Total homebuilding pretax loss	$(444,220)	$(385,279)	15%	$(1,234,306)	$(846,479)	46%

Homebuilding pretax impairment charges:
California	$240,261	$196,504	22%	$690,890	$577,990	20%
Southwest (1)	81,774	114,374	(29%)	252,877	211,075	20%
Southeast	121,611	82,072	48%	209,763	195,527	7%
Total homebuilding pretax impairment charges	$443,646	$392,950	13%	$1,153,530	$984,592	17%

Homebuilding pretax impairment charges:
Deposit write-offs	$8,550	$11,833	(28%)	$25,649	$22,539	14%
Inventory impairments	376,914	276,228	36%	943,094	705,420	34%
Joint venture impairments	22,660	68,515	(67%)	149,265	202,309	(26%)
Goodwill impairments	35,522	36,374	(2%)	35,522	54,324	(35%)
Total homebuilding pretax impairment charges	$443,646	$392,950	13%	$1,153,530	$984,592	17%
__________________
(1)	Excludes the Company’s San Antonio and Tucson divisions, which are classified as discontinued operations.

The Company generated a homebuilding pretax loss from continuing operations for the 2008 fourth quarter of $444.2 million compared to a pretax loss of $385.3 million in the year earlier period.  The increase in pretax loss was primarily the result of a $50.7 million, or 13%, increase in impairment charges, a 60% decrease in homebuilding revenues to $376.4 million, and an increase in interest expense of approximately $10.3 million.  These changes were partially offset by a $39.2 million decrease in the Company’s absolute level of SG&A expenses, which included approximately $13.8 million in restructuring charges related to division closures and consolidations, and a $49.6 million decrease in joint venture loss (to a loss of $21.4 million).  The Company’s homebuilding operations for the 2008 fourth quarter included $443.6 million of pretax impairment charges, which are detailed in the table above.  The inventory impairment charges were included in cost of sales, the joint venture charges were included in income (loss) from unconsolidated joint ventures and the land deposit and capitalized preacquisition cost write-offs and goodwill impairment charges were included in other income (expense).

	Three Months Ended December 31,			Year Ended December 31,
	2008	2007	% Change	2008	2007	% Change
New homes delivered:
Southern California	279	712	(61%)	1,020	1,476	(31%)
Northern California	181	261	(31%)	648	713	(9%)
Total California	460	973	(53%)	1,668	2,189	(24%)
Arizona (1)	104	167	(38%)	540	1,029	(48%)
Texas (1)	157	235	(33%)	677	984	(31%)
Colorado	49	118	(58%)	229	388	(41%)
Nevada	7	25	(72%)	62	68	(9%)
Total Southwest	317	545	(42%)	1,508	2,469	(39%)
Florida	237	299	(21%)	883	1,314	(33%)
Carolinas	132	333	(60%)	548	946	(42%)
Total Southeast	369	632	(42%)	1,431	2,260	(37%)
Consolidated total	1,146	2,150	(47%)	4,607	6,918	(33%)

Unconsolidated joint ventures:
Southern California	20	146	(86%)	164	348	(53%)
Northern California	26	41	(37%)	102	123	(17%)
Florida	2	-	-	2	-	-
Illinois	-	3	(100%)	2	28	(93%)
Total unconsolidated joint ventures	48	190	(75%)	270	499	(46%)

Discontinued operations	1	161	(99%)	148	634	(77%)

Total (including joint ventures)	1,195	2,501	(52%)	5,025	8,051	(38%)

Average selling prices of homes delivered:
Southern California	$511,000	$575,000	(11%)	$521,000	$651,000	(20%)
Northern California	391,000	440,000	(11%)	402,000	498,000	(19%)
Total California	464,000	538,000	(14%)	475,000	601,000	(21%)
Arizona (1)	208,000	245,000	(15%)	228,000	304,000	(25%)
Texas (1)	282,000	254,000	11%	280,000	253,000	11%
Colorado	312,000	367,000	(15%)	348,000	355,000	(2%)
Nevada	261,000	309,000	(16%)	285,000	316,000	(10%)
Total Southwest	262,000	278,000	(6%)	272,000	292,000	(7%)
Florida	203,000	238,000	(15%)	209,000	267,000	(22%)
Carolinas	238,000	235,000	1%	246,000	232,000	6%
Total Southeast	216,000	237,000	(9%)	223,000	253,000	(12%)
Consolidated (excluding joint ventures)	328,000	384,000	(15%)	330,000	377,000	(12%)
Unconsolidated joint ventures	587,000	652,000	(10%)	525,000	565,000	(7%)
Total continuing operations (including joint ventures)	$339,000	$406,000	(17%)	$341,000	$390,000	(13%)

Discontinued operations (including joint ventures)	$260,000	$205,000	27%	$175,000	$200,000	(13%)
 __________________
(1)	Arizona and Texas exclude the Tucson and San Antonio divisions, which are classified as discontinued operations.

	Three Months Ended December 31,				Year Ended December 31,
	2008	2007	% Change	% Change Same Store	2008	2007	% Change	% Change Same Store
Net new orders:
Southern California	137	243	(44%)	(28%)	909	1,377	(34%)	(32%)
Northern California	92	148	(38%)	(24%)	586	735	(20%)	(20%)
Total California	229	391	(41%)	(27%)	1,495	2,112	(29%)	(28%)
Arizona (1)	40	92	(57%)	(35%)	422	593	(29%)	(15%)
Texas (1)	68	134	(49%)	(44%)	506	844	(40%)	(48%)
Colorado	24	49	(51%)	(30%)	184	363	(49%)	(30%)
Nevada	(3)	15	(120%)	(140%)	37	86	(57%)	(43%)
Total Southwest	129	290	(56%)	(43%)	1,149	1,886	(39%)	(36%)
Florida	123	173	(29%)	(17%)	810	837	(3%)	1%
Carolinas	58	148	(61%)	(57%)	492	862	(43%)	(47%)
Total Southeast	181	321	(44%)	(35%)	1,302	1,699	(23%)	(23%)
Consolidated total	539	1,002	(46%)	(34%)	3,946	5,697	(31%)	(29%)

Unconsolidated joint ventures:
Southern California	15	58	(74%)	(12%)	113	392	(71%)	(33%)
Northern California	11	9	22%	83%	83	110	(25%)	6%
Florida	1	-	-	-	4	-	-	-
Illinois	(1)	-	-	-	(3)	16	(119%)	(138%)
Total unconsolidated joint ventures	26	67	(61%)	(12%)	197	518	(62%)	(27%)

Discontinued operations	2	84	(98%)	-	105	522	(80%)	151%

Total (including joint ventures)	567	1,153	(51%)	(31%)	4,248	6,737	(37%)	(25%)

Average number of selling communities during the period
Southern California	33	42	(21%)		38	39	(3%)
Northern California	22	27	(19%)		25	25	0%
Total California	55	69	(20%)		63	64	(2%)
Arizona (1)	12	18	(33%)		15	18	(17%)
Texas (1)	27	30	(10%)		29	25	16%
Colorado	7	10	(30%)		8	11	(27%)
Nevada	2	4	(50%)		3	4	(25%)
Total Southwest	48	62	(23%)		55	58	(5%)
Florida	41	48	(15%)		45	47	(4%)
Carolinas	28	31	(10%)		29	27	7%
Total Southeast	69	79	(13%)		74	74	0%
Consolidated total	172	210	(18%)		192	196	(2%)

Unconsolidated joint ventures:
Southern California	5	17	(71%)		6	14	(57%)
Northern California	4	6	(33%)		5	7	(29%)
Florida	1	-	-		-	-	-
Illinois	1	2	(50%)		1	2	(50%)
Total unconsolidated joint ventures	11	25	(56%)		12	23	(48%)

Discontinued operations	-	20	(100%)		2	25	(92%)

Total (including joint ventures)	183	255	(28%)		206	244	(16%)
 __________________
(1)	Arizona and Texas exclude the Tucson and San Antonio divisions, which are classified as discontinued operations.

	At December 31,
	2008	2007	% Change
Backlog (in homes):
Southern California	89	176	(49%)
Northern California	65	127	(49%)
Total California	154	303	(49%)
Arizona (1)	76	194	(61%)
Texas (1)	130	301	(57%)
Colorado	78	123	(37%)
Nevada	4	29	(86%)
Total Southwest	288	647	(55%)
Florida	147	220	(33%)
Carolinas	53	109	(51%)
Total Southeast	200	329	(39%)
Consolidated total	642	1,279	(50%)

Unconsolidated joint ventures:
Southern California	19	94	(80%)
Northern California	5	24	(79%)
Florida	2	-	-
Illinois	-	5	(100%)
Total unconsolidated joint ventures	26	123	(79%)

Discontinued operations	1	44	(98%)

Total (including joint ventures)	669	1,446	(54%)

Backlog (estimated dollar value in thousands):
Southern California	$46,350	$106,648	(57%)
Northern California	23,172	57,165	(59%)
Total California	69,522	163,813	(58%)
Arizona (1)	17,083	50,091	(66%)
Texas (1)	38,782	92,030	(58%)
Colorado	24,017	44,311	(46%)
Nevada	893	8,160	(89%)
Total Southwest	80,775	194,592	(58%)
Florida	30,408	52,787	(42%)
Carolinas	12,735	31,476	(60%)
Total Southeast	43,143	84,263	(49%)
Consolidated total	193,440	442,668	(56%)

Unconsolidated joint ventures:
Southern California	8,123	60,255	(87%)
Northern California	3,266	15,773	(79%)
Florida	540	-	-
Illinois	-	5,978	(100%)
Total unconsolidated joint ventures	11,929	82,006	(85%)

Discontinued operations	208	8,099	(97%)

Total (including joint ventures)	$205,577	$532,773	(61%)

 __________________
(1)	Arizona and Texas exclude the Tucson and San Antonio divisions, which are classified as discontinued operations.

	At December 31,
	2008	2007	% Change
Building sites owned or controlled:
Southern California	5,676	7,235	(22%)
Northern California	2,815	4,579	(39%)
Total California	8,491	11,814	(28%)
Arizona (1)	2,303	2,997	(23%)
Texas (1)	1,881	3,370	(44%)
Colorado	374	771	(51%)
Nevada	1,994	2,390	(17%)
Total Southwest	6,552	9,528	(31%)
Florida	6,986	8,462	(17%)
Carolinas	2,042	3,885	(47%)
Illinois	60	62	(3%)
Total Southeast	9,088	12,409	(27%)

Discontinued operations	5	1,007	(100%)

Total (including joint ventures)	24,136	34,758	(31%)

Building sites owned	19,306	21,371	(10%)
Building sites optioned or subject to contract	2,519	5,619	(55%)
Joint venture lots	2,306	6,761	(66%)
Total continuing operations	24,131	33,751	(29%)
Discontinued operations	5	1,007	(100%)
Total (including joint ventures)	24,136	34,758	(31%)

Completed and unsold homes:
Consolidated (1)	589	695	(15%)
Joint ventures (1)	26	45	(42%)
Total continuing operations	615	740	(17%)
Discontinued operations	1	54	(98%)
Total	616	794	(22%)

Spec homes under construction:
Consolidated (1)	865	1,089	(21%)
Joint ventures (1)	154	368	(58%)
Total continuing operations	1,019	1,457	(30%)
Discontinued operations	-	31	(100%)
Total	1,019	1,488	(32%)

Total homes under construction (including specs):
Consolidated (1)	1,326	2,085	(36%)
Joint ventures (1)	183	440	(58%)
Total continuing operations	1,509	2,525	(40%)
Discontinued operations	-	64	(100%)
Total	1,509	2,589	(42%)
 __________________
(1)	Arizona and Texas exclude the Tucson and San Antonio divisions, which are classified as discontinued operations.

Homebuilding Gross Margin Percentage

The Company’s 2008 fourth quarter homebuilding gross margin percentage from continuing operations (including land sales) was down year-over-year to a negative 78.2% from a negative 17.0% in the prior year period.  The 2008 fourth quarter gross margin reflected a $376.9 million pretax inventory impairment charge related to 97 projects, of which $350.3 million related to current and future projects and $26.6 million related to land or lots that are intended to be sold.  These impairments related primarily to projects located in California, Nevada and Florida, and to a lesser degree, in Arizona, Colorado, the Carolinas and Texas.

Excluding the housing inventory impairment charges from continuing operations, the Company’s 2008 fourth quarter gross margin percentage from home sales would have been 21.9% versus 14.1% in 2007.**  The 780 basis point increase in the year-over-year as adjusted gross margin percentage was driven primarily by the close out of certain projects in California and the resulting decrease in cost of sales and a $9.4 million reduction in the Company’s warranty accrual due to a decrease in warranty expenditure trends.  The impact of these adjustments on the Company’s gross margin percentage was magnified by the 54% decrease in home sale revenues from the prior year period.  Until market conditions stabilize, the Company may continue to incur additional inventory impairment charges.

Income Taxes

As a result of the continued downturn in the housing market and the uncertainty as to its magnitude and length, the Company recorded a noncash valuation allowance of $124.9 million, net of the reversal of a portion of the deferred tax asset valuation allowance discussed below, during the three months ended December 31, 2008 against the Company’s net deferred tax assets in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” resulting in a total valuation allowance of $654.1 million at December 31, 2008.  To the extent that the Company generates eligible taxable income in the future to utilize the tax benefits of the related deferred tax assets, it will be able to reduce its effective tax rate by reducing the valuation allowance.

As a result of the closing of the first phase of the MatlinPatterson transaction, the Company believes that an ownership change under Internal Revenue Code Section 382 (“Section 382”) occurred during the 2008 second quarter.  Accordingly, the Company may be limited to its use of certain tax attributes that relate to tax periods prior to the ownership change, however, after further review the Company believes it has generated sufficient net operating losses (“NOL’s”) that are not subject to the Section 382 limitation such that its 2008 NOL carryback will not be limited.  As such, the Company recognized an income tax benefit during the three months ended December 31, 2008 by reversing $47.5 million of its previously recorded deferred tax valuation allowance.

Earnings Conference Call

A conference call to discuss the Company’s 2008 fourth quarter will be held at 11:00 am Eastern Time Tuesday, February 17, 2009.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://standardpacifichomes.com/ir.  The call will also be accessible via telephone by dialing (888) 713-3588 (domestic) or (913) 312-1239 (international); Passcode: 7018740.  The entire audio transmission with the synchronized slide presentation will also be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 7018740.

About Standard Pacific

Standard Pacific, one of the nation’s largest homebuilders, has built homes for more than 105,000 families during its 42-year history.  The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers.  Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada.  The Company provides mortgage financing and title services to its homebuyers through its subsidiaries Standard Pacific Mortgage, Inc., and SPH Title.  For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding: our liquidity; interest expense; the expectation of further new home price declines; additional cost cutting initiatives; our expectation that 2009 will be an extremely challenging year; the Company’s expected tax refund; the liquidity in our unrestricted subsidiaries to fund joint venture capital and other restricted payment needs; land and lots intended to be sold; the potential for exiting additional joint ventures; the potential for further inventory impairment charges; that all or a portion of our tax valuation allowance could be unwound; the potential impact of future earnings or losses on our deferred tax valuation allowance; the Company’s expectation that its 2008 NOL carryback will not be limited; and orders and backlog. Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions of terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our credit agreements, public notes, and private term loans and our ability to comply with their covenants and repay such debt as it comes due; a negative change in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; new law restricting down payment assistance programs; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations, including hedging activities; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2007 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates..

Contact:
Andrew H. Parnes, Executive Vice President-Finance & CFO (949) 789-1616, aparnes@stanpac.com or Lloyd H. McKibbin, Senior Vice President & Treasurer (949) 789-1603, lmckibbin@stanpac.com.

* Excludes the Company’s unconsolidated joint ventures and the Company’s Tucson and San Antonio operations, which are included in discontinued operations.
** Please see “Reconciliation of Non-GAAP Financial Measures” below.

###
(Note: Tables follow)

STANDARD PACIFIC CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2008	2007	% Change	2008		2007	% Change
	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$376,032	$825,151	(54%)	$1,521,640		$2,607,824	(42%)
Land sale revenues	367	108,457	(100%)	13,976		281,009	(95%)
Total revenues	376,399	933,608	(60%)	1,535,616		2,888,833	(47%)
Cost of home sales	(643,842)	(804,671)	(20%)	(2,104,224)		(2,520,157)	(17%)
Cost of land sales	(27,082)	(287,797)	(91%)	(124,786)		(568,539)	(78%)
Total cost of sales	(670,924)	(1,092,468)	(39%)	(2,229,010)		(3,088,696)	(28%)
Gross margin	(294,525)	(158,860)	85%	(693,394)	-	(199,863)	247%
Gross margin %	(78.2%)	(17.0%)		(45.2%)		(6.9%)
Selling, general and administrative expenses	(70,007)	(109,211)	(36%)	(305,480)		(387,981)	(21%)
Loss from unconsolidated joint ventures	(21,407)	(70,976)	(70%)	(151,729)		(190,025)	(20%)
Interest expense	(10,336)	-	-	(14,274)		-	-
Other income (expense)	(47,945)	(46,232)	4%	(69,429)		(68,610)	1%
Homebuilding pretax loss	(444,220)	(385,279)	15%	(1,234,306)		(846,479)	46%
Financial Services:
Revenues	2,690	4,662	(42%)	13,587		16,677	(19%)
Expenses	(2,596)	(4,122)	(37%)	(13,659)		(16,045)	(15%)
Income from unconsolidated joint ventures	195	270	(28%)	854		1,050	(19%)
Other income	106	110	(4%)	234		611	(62%)
Financial services pretax income	395	920	(57%)	1,016		2,293	(56%)
Loss from continuing operations before income taxes	(443,825)	(384,359)	15%	(1,233,290)		(844,186)	46%
(Provision) benefit for income taxes	47,525	(30,022)	(258%)	5,495		149,003	(96%)
Loss from continuing operations	(396,300)	(414,381)	(4%)	(1,227,795)		(695,183)	77%
Loss from discontinued operations, net of income taxes	(281)	(6,966)	(96%)	(2,286)		(52,540)	(96%)
Loss from disposal of discontinued operations, net of income taxes	-	(19,550)	(100%)	-		(19,550)	(100%)
Net loss	(396,581)	(440,897)	(10%)	(1,230,081)		(767,273)	60%
Less: Net loss allocated to preferred stockholders	243,742	-	-	487,827		-	-
Net loss available to common stockholders	$(152,839)	$(440,897)	(65%)	$(742,254)		$(767,273)	(3%)

Basic loss per share:
Continuing operations	$(1.65)	$(5.73)	(71%)	$(9.10)		$(9.63)	(6%)
Discontinued operations	-	(0.37)	(100%)	(0.01)		(1.00)	(99%)
Basic loss per share	$(1.65)	$(6.10)	(73%)	$(9.11)		$(10.63)	(14%)

Diluted loss per share:
Continuing operations	$(1.65)	$(5.73)	(71%)	$(9.10)		$(9.63)	(6%)
Discontinued operations	-	(0.37)	(100%)	(0.01)		(1.00)	(99%)
Diluted loss per share	$(1.65)	$(6.10)	(73%)	$(9.11)		$(10.63)	(14%)

Weighted average common
shares outstanding:
Basic	92,686,226	72,268,057	28%	81,439,248		72,157,394	13%
Diluted	240,499,012	72,268,057	233%	134,963,077		72,157,394	87%

Cash dividends per share	$-	$-	-	$-		$0.12	(100%)

SELECTED FINANCIAL DATA

	Three Months Ended December 31,
	2008	2007
	(Dollars in thousands)
Net income (loss)	$(396,581)	$(440,897)
Net cash provided by (used in) operating activities	$65,188	$347,983
Net cash provided by (used in) investing activities	$(27,999)	$(39,712)
Net cash provided by (used in) financing activities	$(123,985)	$(103,617)
Adjusted Homebuilding EBITDA(1)	$38,145	$77,846
Homebuilding SG&A as a percentage of homebuilding revenues	18.6%	11.7%
Homebuilding interest incurred	$28,452	$34,814
Homebuilding interest capitalized to inventories owned	$17,262	$30,991
Homebuilding interest capitalized to investments in unconsolidated joint ventures	$854	$3,823
Homebuilding interest expense	$10,336	$-
Ratio of LTM Adjusted Homebuilding EBITDA to homebuilding interest incurred	0.2x	2.2x

____________

(1)
Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges, (e) homebuilding depreciation and amortization, (f) amortization of stock-based compensation, (g) income (loss) from unconsolidated joint ventures and (h) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to investors as one measure of the Company’s ability to service debt and obtain financing.  However, it should be noted that Adjusted Homebuilding EBITDA is not a U.S. generally accepted accounting principles (“GAAP”) financial measure.  Due to the significance of the GAAP components excluded, Adjusted Homebuilding EBITDA should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.  For the three and twelve months ended December 31, 2008 and 2007, EBITDA from continuing and discontinued operations was calculated as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Dollars in thousands)

Net income (loss)	$(396,581)	$(440,897)	$(1,230,081)	$(767,273)
Add:
Cash distributions of income from unconsolidated joint ventures	1,204	631	1,975	16,716
Provision (benefit) for income taxes	(47,678)	15,000	(6,795)	(188,954)
Homebuilding interest expense	10,336	-	14,274	-
Expensing of previously capitalized interest included in cost of sales	26,833	55,337	80,538	131,182
Impairment charges	420,986	355,707	1,004,265	880,898
Homebuilding depreciation and amortization	1,149	2,229	5,851	7,695
Amortization of stock-based compensation	778	10,339	11,110	20,150
Less:
Income (loss) from unconsolidated joint ventures	(21,212)	(80,040)	(150,875)	(198,674)
Income (loss) from financial services subsidiary	94	540	(72)	632
Adjusted Homebuilding EBITDA	$38,145	$77,846	$32,084	$298,456

The table set forth below reconciles net cash provided by (used in) operating activities, from continuing and discontinued operations, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$65,188	$347,983	$263,151	$655,558
Add:
Provision (benefit) for income taxes	(47,678)	15,000	(6,795)	(188,954)
Deferred tax valuation allowance	(124,922)	(180,480)	(473,627)	(180,480)
Homebuilding interest expense	10,336	-	14,274	-
Expensing of previously capitalized interest included in cost of sales	26,833	55,337	80,538	131,182
Excess tax benefits from share-based payment arrangements	-	-	-	1,498
Gain (loss) on early extinguishment of debt	-	2,765	(8,019)	2,765
Less:
Income (loss) from financial services subsidiary	94	540	(72)	632
Depreciation and amortization from financial services subsidiary	185	239	783	703
Loss on disposal of property and equipment	1,891	1,439	2,792	1,439
Net changes in operating assets and liabilities:
Trade and other receivables	(11,823)	(45,730)	(6,408)	(45,083)
Mortgage loans held for sale	2,977	71,388	(91,380)	(99,618)
Inventories-owned	(58,522)	(358,366)	(31,033)	(399,325)
Inventories-not owned	(9,449)	(784)	(1,049)	(10,449)
Deferred income taxes	131,861	(5,757)	343,754	135,741
Other assets	21,683	163,788	(146,729)	245,723
Accounts payable	25,288	17,874	57,949	13,105
Accrued liabilities	8,543	(2,954)	40,961	39,567
Adjusted Homebuilding EBITDA	$38,145	$77,846	$32,084	$298,456

STANDARD PACIFIC CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	December 31,
	2008	2007

ASSETS	(unaudited)
Homebuilding:
Cash and equivalents	$626,379	$219,141
Trade and other receivables	21,008	28,599
Inventories:
Owned	1,259,887	2,059,235
Not owned	42,742	109,757
Investments in and advances to unconsolidated joint ventures	50,468	293,967
Deferred income taxes	14,122	143,995
Goodwill and other intangibles	–	35,597
Other assets	145,567	300,135
	2,160,173	3,190,426
Financial Services:
Cash and equivalents	7,976	12,413
Mortgage loans held for sale	63,960	155,340
Mortgage loans held for investment	11,736	10,973
Other assets	4,792	11,847
	88,464	190,573
Assets of discontinued operations	1,217	19,727
Total Assets	$2,249,854	$3,400,726

LIABILITIES AND STOCKHOLDERS' EQUITY
Homebuilding:
Accounts payable	$40,225	$95,190
Accrued liabilities	216,418	280,513
Liabilities from inventories not owned	24,929	43,007
Revolving credit facility	47,500	90,000
Trust deed and other notes payable	111,214	34,714
Senior notes payable	1,204,501	1,400,344
Senior subordinated notes payable	148,709	249,350
	1,793,496	2,193,118
Financial Services:
Accounts payable and other liabilities	3,657	5,023
Mortgage credit facilities	63,655	164,172
	67,312	169,195
Liabilities of discontinued operations	1,331	5,221
Total Liabilities	1,862,139	2,367,534

Minority Interests	7,895	38,201

Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; 450,829 and 0 shares
issued and outstanding at December 31, 2008 and 2007, respectively	5	―
Common stock, $0.01 par value; 600,000,000 shares authorized; 100,624,350(1)
and 72,689,595(1) shares issued and outstanding at December 31, 2008 and 2007, respectively	1,006	727
Additional paid-in capital	964,730	340,067
Retained earnings (deficit)	(563,201)	666,880
Accumulated other comprehensive loss, net of tax	(22,720)	(12,683)
Total Stockholders' Equity	379,820	994,991
Total Liabilities and Stockholders' Equity	$2,249,854	$3,400,726

(1)	At December 31, 2008 and 2007, shares outstanding include 7,839,809 shares issued under a share lending facility related to our 6% convertible senior subordinated notes issued on Sept. 28, 2007.

BALANCE SHEET DATA
(Dollars in thousands, except per share amounts)

	At December 31,
	2008	2007
Stockholders' equity per common share (1)	$4.09	$15.34
Pro forma stockholders' equity per common share (2)	$1.58	N/A
Ratio of total debt to total book capitalization (3)	80.6%	66.2%
Ratio of adjusted net homebuilding debt to total book capitalization (4)	70.1%	61.1%
Ratio of total debt to LTM adjusted homebuilding EBITDA (3)	49.1x	6.5x
Ratio of adjusted net homebuilding debt to LTM adjusted homebuilding EBITDA (4)	27.8x	5.2x
Homebuilding interest capitalized in inventories owned	$166,797	$126,157
Homebuilding interest capitalized as a percentage of inventories owned	13.2%	6.1%

_______________

(1)
At December 31, 2008 and 2007, common shares outstanding exclude 7,839,809 shares issued under a share lending facility related to our 6% convertible senior subordinated notes issued on September 28, 2007.

(2)
The pro forma common shares outstanding include the as-converted Series B Preferred Stock.  In addition, this calculation excludes 7,839,809 shares issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes issued on September 28, 2007 and a Warrant to purchase 272,670 shares of Series B Preferred stock at a common stock equivalent price of $4.10 per share.  The Series B Preferred stock is convertible to 89.4 million shares of the Company’s common stock (assuming MatlinPatterson does not make a cashless exercise) and contains a mandatory exercise provision requiring exercise of 25%, 25% and 50% of the shares subject to the Warrant if the following price hurdles for a share of the Company’s common stock are exceeded for twenty out of thirty consecutive trading days: $7.50, $9.00 and $10.50, respectively.  The Company believes that the pro forma stockholders’ equity per common share information is useful to investors as a measure to determine the book value per common share after giving effect of the issuance of Preferred Shares assuming full conversion to common stock and excluding shares outstanding under the share lending agreement.  This is a non-GAAP financial measure and due to the significance of items adjusted and excluded from this calculation, such measure should not be considered in isolation or as an alternative to operating performance measures.  The following table reconciles actual common shares outstanding to pro forma common shares outstanding and calculates pro forma stockholders’ equity per share at December 31, 2008:

Actual common shares outstanding		100,624,350
Add: Conversion of Preferred shares to common shares		147,812,786
Less: Common shares outstanding under share lending facility		7,839,809
Pro forma common shares outstanding		240,597,327

Stockholders' equity (actual amounts rounded to nearest thousand)		$379,820,000
Divided by pro forma common shares outstanding	÷	240,597,327
Pro forma stockholders' equity per common share		$1.58

(3)
Total debt at December 31, 2008 and 2007 includes $63.7 million and $164.2 million, respectively, of indebtedness of the Company’s financial services subsidiary and $0 and $11.4 million, respectively, of indebtedness included in liabilities from inventories not owned.

(4)
Adjusted net homebuilding debt excludes indebtedness included in liabilities from inventories not owned, indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents in excess of $5 million.  We believe that the adjusted net homebuilding debt to total book capitalization and adjusted net homebuilding debt to LTM adjusted homebuilding EBITDA ratios are useful to investors as a measure of the Company’s ability to obtain financing.  These are non-GAAP ratios and other companies may calculate these ratios differently.  For purposes of the ratio of adjusted net homebuilding debt to total book capitalization, total book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt is calculated as follows:

	At December 31,
	2008	2007
	(Dollars in thousands)

Total consolidated debt	$1,575,579	$1,950,012
Less:
Indebtedness included in liabilities from inventories not owned	-	11,432
Financial services indebtedness	63,655	164,172
Homebuilding cash in excess of $5 million	621,386	214,148
Adjusted net homebuilding debt	$890,538	$1,560,260

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES***

The tables set forth below reconcile the Company's earnings (loss) for 2008 to earnings (loss) excluding the after-tax impairment and deferred tax asset valuation charges:

	Three Months Ended December 31, 2008
	Net Income (Loss)	Diluted Shares	Diluted EPS
	(Dollars in thousands, except per share amounts)

Net income (loss)	$(396,581)	240,499,012	$(1.65)
Add: Impairment charges, net of income taxes	271,511	240,499,012	1.13
Add: Deferred tax asset valuation allowance	124,922	240,499,012	0.52
Net income (loss), as adjusted	$(148)	240,499,012	$(0.00)

	Year Ended December 31, 2008
	Net Income (Loss)	Diluted Shares	Diluted EPS
	(Dollars in thousands, except per share amounts)

Net income (loss)	$(1,230,081)	134,963,077	$(9.11)
Add: Impairment charges, net of income taxes	705,960	134,963,077	5.23
Add: Deferred tax asset valuation allowance	473,627	134,963,077	3.51
Net income (loss), as adjusted	$(50,494)	134,963,077	$(0.37)

The table set forth below reconciles the Company's homebuilding gross margin percentage and gross margin percentage from home sales for the three months ended December 31, 2008 and 2007, excluding housing inventory impairment charges:

	Three Months Ended December 31,
	2008	Gross Margin %	2007	Gross Margin %
	(Dollars in thousands)

Homebuilding gross margin	$(294,525)	(78.2%)	$(158,860)	(17.0%)
Less: Land sale revenues	367		108,457
Add: Cost of land sales	27,082		287,797
Gross margin from home sales	(267,810)	(71.2%)	20,480	2.5%
Add: Housing inventory impairment charges	350,338		96,079
Gross margin from home sales, as adjusted	$82,528	21.9%	$116,559	14.1%

The table set forth below reconciles the Company’s SG&A rate for the three months ended December 31, 2008 to the SG&A rate excluding restructuring charges and G&A related costs in connection with the potential TOUSA acquisition:

	Three Months Ended December 31,
	2008	SG&A%
	(Dollars in thousands)

Selling, general and administrative expenses	$70,007	18.6%
Less: Restructuring charges	(13,763)	(3.7%)
Selling, general and administrative expenses, excluding restructuring charges	56,244	14.9%
Less: Costs incurred for potential acquisition	(2,981)	(0.7%)
Selling, general and administrative expenses, excluding restructuring and potential acquisition charges	$53,263	14.2%

*** We believe that the measures described above which exclude the effect of impairment, tax valuation, restructuring and potential acquisition charges are useful to investors as they provide investors with a perspective on the underlying operating performance of the business by isolating the impact of charges related to inventory impairments, land deposit and capitalized preacquisition cost writeoffs for abandoned projects, the tax valuation allowance and restucturing and potential acquisition charges.  However, it should be noted that such measures are not GAAP financial measures.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.